Exhibit 99.1

EXCO RESOURCES, INC. ANNOUNCES COMMENCEMENT OF RIGHTS OFFERING

DALLAS, TEXAS, December 17, 2013…EXCO Resources, Inc. (NYSE:XCO) (“EXCO” or the “Company”) today announced that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) for its previously announced rights offering. The registration statement is automatically effective as of December 17, 2013.

Under the terms of the rights offering, EXCO is distributing to its common shareholders, at no charge, one transferable subscription right for every share of common stock held of record as of 5:00 p.m., New York City time, on December 19, 2013, the previously announced record date. Each subscription right entitles the holder thereof to purchase 0.25 of a share of common stock for each share of common stock owned as of the record date at a purchase price of $5.00 per share. In addition to being able to purchase their pro rata portion of the shares offered based on their ownership as of the record date for the rights offering, shareholders may oversubscribe for additional shares of common stock as described in the registration statement.

As soon as practicable after the record date for the rights offering, EXCO will distribute subscription rights certificates to individuals who owned its common stock at 5:00 p.m., New York City time, on December 19, 2013. The rights offering will expire at 5:00 p.m., New York City time, on January 9, 2014.

In connection with the rights offering, the Company also announced today that it entered into two exercise commitment agreements, one with certain affiliates of WL Ross & Co. LLC, and one with Hamblin Watsa Investment Counsel Ltd. under which, subject to the terms and conditions thereof, each of them has agreed to subscribe for and purchase, in a private placement, their respective pro rata portion of shares under the basic subscription right and all unsubscribed shares under the over-subscription privilege, subject to availability and the pro rata allocation among the subscription rights holders who have elected to exercise their over-subscription privilege and subject to the terms and conditions set forth in their respective agreements.

Questions about the rights offering or requests for additional copies of the rights offering documents may be directed to D.F. King & Co., Inc., the information agent for the rights offering, at (800) 755-7250 (for banks or brokers, (212) 269-5550), or Continental Stock Transfer & Trust Company, the subscription agent for the rights offering, at (917) 262-2378.

The rights offering will be made only by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, North Louisiana and Appalachia.

Additional information about EXCO may be obtained by contacting Chris Peracchi, Director of Finance and Investor Relations and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.

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This release may contain forward-looking statements relating to future financial results, business expectations and business transactions. There can be no assurance that this transaction will proceed as described in this release. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: the completion of the rights offering and transactions contemplated thereby, the estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors are included in the Company’s final prospectus included as a part of the registration statement, and additional information and risk factors are included in EXCO’s reports on file with the Commission. Except as required by applicable law, EXCO undertakes no obligation to publicly update or revise any forward-looking statements.